                                                    Registration No. __________

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                    FORM T-1

STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                          BANK ONE TRUST COMPANY, N.A.

           Not Applicable                                31-0838515
        (State of Incorporation                       (I.R.S. Employer
        if not a national bank)                       Identification No.)


                100 East Broad Street, Columbus, Ohio        43271-0181
          (Address of trustee's principal executive offices) (Zip Code)


                         c/o Bank One Trust Company, NA
                              100 East Broad Street
                            Columbus, Ohio 43271-0181
                                  (614) 248-5811
           (Name, address and telephone number of agent for service)


                         HARRAH'S OPERATING COMPANY, INC.
               (Exact name of obligor as specified in its charter)


               Delaware                                75-1941623
      (State or other jurisdiction of                (I.R.S.Employer
       incorporation or organization)               Identification No.)


                 One Harrah's Court
                    Las Vegas, NV                        89119
       (Address of principal executive office)         (Zip Code)


                           Unsecured Debt Securities
                       (Title of the indenture securities)

                                    GENERAL

1.  GENERAL INFORMATION.
    FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller of the Currency, Washington, D.C.

               Federal Reserve Bank of Cleveland, Cleveland, Ohio

               Federal Deposit Insurance Corporation, Washington, D.C.

               The Board of Governors of the Federal Reserve System, Washington, D.C.

         (b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

2.  AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.
    IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
    AFFILIATION.

    The obligor is not an affiliate of the trustee.

16. LIST OF EXHIBITS
    LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION. (EXHIBITS IDENTIFIED IN PARENTHESES, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS EXHIBITS HERETO.)


Exhibit 1 - A copy of the Articles of Association of the trustee as now in effect.

Exhibit 2 - A copy of the Certificate of Authority of the trustee to commence business.

Exhibit 3 - A copy of the Authorization of the trustee to exercise corporate trust powers.

Exhibit 4 - A copy of the Bylaws of the trustee as now in effect.

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

Exhibit 7 - Report of Condition of the trustee as of the close of business on June 30,2000, published pursuant to the requirements of the Comptroller of the Company, see attached.

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.
Items 3 through 15 are not answered pursuant to General Instruction B which requires responses to Item 1, 2 and 16 only, if the obligor is not in default.


                                  SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Bank One Trust Company, N.A., a national banking association organized under the National Banking Act, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in Columbus, Ohio, on February 23, 2001.

                                       Bank One Trust Company, N.A.


                                       By: /s/ Gregory G. Cross

                                          Authorized Signer

                             AMENDED AND RESTATED
                            ARTICLES OF ASSOCIATION
                                     OF
                          BANK ONE TRUST COMPANY, NA


FIRST. The title of this Association shall be BANK ONE TRUST COMPANY, NA.

SECOND. The main office of the Association shall be in the City of Columbus, County of Franklin, State of Ohio.

The business of the Association will be limited to the fiduciary powers and the support of activities incidental to the exercise of those powers. The Association will not expand or alter its business beyond that stated in this article without the prior approval of the Comptroller of the Currency.

THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the Association, or of a holding company owning the Association, with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director, or (iii) the date of that person's most recent election to the Board of Directors, whichever is more recent. Any combination of common or preferred stock of the Association or holding company may be used.

Any vacancy in the Board of Directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The Board of Directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; or
(2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

Honorary or advisory members of the Board of Directors, without voting power or power of final decision in matters concerning the business of the Association, may be appointed by resolution of a majority of the full Board of Directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted to determine the number of directors of the Association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on the day of each year specified therefor in the Bylaws or, if that day falls on a legal holiday in the state in which the Association is located, on the next following banking day. If no election is held on the day fixed or in the event of a legal holiday on the following banking day, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the Board of Directors or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares such shareholder owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by such shareholder. If the issuance of preferred stock with voting rights has been authorized by a vote of shareholders owning a majority of the common stock of the Association, preferred shareholders will have cumulative voting rights and will be included within the same class as common shareholders, for purposes of elections of directors.

A director may resign at any time by delivering written notice to the Board of Directors, its chairperson, or to the Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause, provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

FIFTH. The authorized amount of capital stock of this Association shall be eighty thousand shares of common stock of the par value of ten dollars ($10.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

Unless otherwise specified in the Articles of Association or required by law,
(1) all matters requiring shareholder action, including amendments to the Articles of Association, must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

Unless otherwise specified in the Articles of Association or required by law, all shares of voting stock shall be voted together as a class on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected must vote together as a single voting group on the proposed amendment.

Shares of the same class or series may be issued as a dividend on a pro rata basis and without consideration. Shares of another class or series may be issued as share dividends in respect of a class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the Board of Directors, the record date for determining shareholders entitled to a share dividend shall be the date the Board of Directors authorizes the share dividend.

Unless otherwise provided in the Bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

If a shareholder is entitled to fractional shares pursuant to preemptive rights, a stock dividend, consolidation or merger, reverse stock split or otherwise, the Association may: (a) issue fractional shares or; (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (c) if there is an established and active market in the Association's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers, and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (1) that the script or warrants will be become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the Association and the proceeds paid to scriptholders.

The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the Association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

SIXTH. The Board of Directors shall appoint one of its members president of this Association, and one of its members chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors in accordance with the Bylaws.

The Board of Directors shall have the power to:

(1) Define the duties of the officers, employees, and agents of the Association.

(2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Association.

(3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

(4)   Dismiss officers and employees.

(5) Require bonds from officers and employees and to fix the penalty thereof.

(6) Ratify written policies authorized by the Association's management or committees of the Board of Directors.

(7) Regulate the manner in which any increase or decrease of the capital of the Association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the Association in accordance with law, and nothing shall raise or lower from two-thirds the percentage for shareholder approval to increase or reduce the capital.

(8)   Manage and administer the business and affairs of the Association.

(9) Adopt initial Bylaws, not inconsistent with law or the Articles of Association, for managing the business and regulating the affairs of the Association.

(10) Amend or repeal Bylaws, except to the extent that the Articles of Association reserve this power in whole or in part to shareholders.

(11)  Make contracts.

(12) Generally perform all acts that are legal for a Board of Directors to perform.

SEVENTH. The Board of Directors shall have the power to change the location of the main office of this Association to any other place within the limits of the City of Columbus, State of Ohio, without the approval of the shareholders; and shall have the power to change the location of the main office of this Association to any other place outside the limits of the City of Columbus, State of Ohio, but not more than thirty miles beyond such limits, with the affirmative vote of shareholders owning two-thirds of the stock of the Association, subject to receipt of a certificate of approval from the Comptroller of the Currency. The Board of Directors shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law without the approval of the shareholders, subject to approval by the Office of the Comptroller of the Currency. The Board of Directors shall have the power to establish or change the location of any nonbranch office or facility of the Association without the approval of the shareholders.

EIGHTH. The corporate existence of this Association shall continue until termination according to the laws of the United States.

NINTH. The Board of Directors of this Association, or any shareholders owning, in the aggregate, not less than 20 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the Bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association. Unless otherwise provided by the Bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

TENTH. The Association shall provide indemnification as set forth below:

Every person who is or was a director, officer or employee of the Association or of any other corporation which he served as a director, officer or employee at the request of the Association as part of his regularly assigned duties may be indemnified by the Association in accordance with the provisions of this Article against all liability (including, without limitation, judgments, fines, penalties, and settlements) and all reasonable expenses (including, without limitation, attorneys' fees and investigative expenses) that may be incurred or paid by him in connection with any claim, action, suit or proceeding, whether civil, criminal or administrative (all referred to hereafter in this Article as "Claims") or in connection with any appeal relating thereto in which he may become involved as a party or otherwise or with which he may be threatened by reason of his being or having been a director, officer or employee of the Association or such other corporation, or by reason of any action taken or omitted by him in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expenses are incurred; PROVIDED that nothing contained in this Article shall be construed to permit indemnification of any such person who is adjudged guilty of, or liable for, willful misconduct, gross neglect of duty or criminal acts, unless, at the time such indemnification is sought, such indemnification in such instance is permissible under applicable law and regulations, including published rulings of the Comptroller of the Currency or other appropriate supervisory or regulatory authority; and PROVIDED FURTHER that there shall be no indemnification of directors, officers, or employees against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association.

Every person who may be indemnified under the provisions of this Article and who has been wholly successful on the merits with respect to any Claim shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification under this Article shall be at the sole discretion of the Board of Directors and shall be made only if the Board of Directors or the Executive Committee acting by a quorum consisting of directors who are not parties to such Claim shall find or if independent legal counsel (who may be the regular counsel of the Association) selected by the Board of Directors or Executive Committee whether or not a disinterested quorum exists shall render their opinion that in view of all of the circumstances then surrounding the Claim, such indemnification is equitable and in the best interests of the Association. Among the circumstances to be taken into consideration in arriving at such a finding or opinion is the existence or non-existence of a contract of insurance or indemnity under which the Association would be wholly or partially reimbursed for such indemnification, but the existence or non-existence of such insurance is not the sole circumstance to be considered nor shall it be wholly determinative of whether such indemnification shall be made. In addition to such finding or opinion, no indemnification under this Article shall be made unless the Board of Directors or the Executive Committee acting by a quorum consisting of directors who are not parties to such Claim shall find or if independent legal counsel (who may be the regular counsel of the Association) selected by the Board of Directors or Executive Committee whether or not a disinterested quorum exists shall render their opinion that the directors, officer or employee acted in good faith in what he reasonably believed to be the best interests of the Association or such other corporation and further in the case of any criminal action or proceeding, that the director, officer or employee reasonably believed his conduct to be lawful. Determination of any Claim by judgment adverse to a director, officer or employee by settlement with or without Court approval or conviction upon a plea of guilty or of NOLO CONTENDERE or its equivalent shall not create a presumption that a director, officer or employee failed to meet the standards of conduct set forth in this Article. Expenses incurred with respect to any Claim may be advanced by the Association prior to the final disposition thereof upon receipt of an undertaking satisfactory to the Association by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification under this Article.

The rights of indemnification provided in this Article shall be in addition to any rights to which any director, officer or employee may otherwise be entitled by contract or as a matter of law. Every person who shall act as a director, officer or employee of this Association shall be conclusively presumed to be doing so in reliance upon the right of indemnification provided for in this Article.

ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The Association's Board of Directors may propose one or more amendments to the Articles of Association for submission to the shareholders.

                        BANK ONE TRUST COMPANY, N.A.

                   CERTIFICATE OF AUTHORITY AND INCUMBENCY


I, David E. Baird, an Assistant Secretary of Bank One Trust Company, N.A., Columbus, Ohio, hereby certify that the following are excerpts from the By-Laws of said Bank and that said excerpts are in full force and effect and have not been amended or repealed as of the date of the execution of this
Certificate:

SECTION 3.04 EXECUTION OF DOCUMENTS. Any member of the Bank's management staff; any employee of the Bank or the affiliate banks listed on the then-current Multiple Bank Officership List maintained by the Head of Human Resources of BANK ONE CORPORATION who has been assigned to pay band five and above on the BANK ONE CORPORATION payroll system; or any employee who has been otherwise designated as an officer on the BANK ONE CORPORATION payroll system (each of whom is hereinafter referred to as an "Authorized Signer") is hereby authorized for and on behalf of the Bank to sell, assign, lease, mortgage, transfer, deliver and convey any real or personal property, including shares of stock, bonds, notes, certificates of indebtedness (including the assignment and redemption of registered United States obligations) and all other forms of intangible property now or hereafter owned by or standing in the name of the Bank, or its nominee, or held by the Bank as collateral security, or standing in the name of the Bank, or its nominee, in any fiduciary capacity or in the name of any principal for whom this Bank may now or hereafter be acting under a power of attorney or as agent, and to execute and deliver such partial releases from any discharges or assignments of mortgages and assignments or surrender of insurance policies, deeds, contracts, assignments or other papers or documents as may be appropriate in the circumstances now or hereafter held by the Bank in its own name, in a fiduciary capacity, or owned by any principal for whom this Bank may now or hereafter be acting under a power of attorney or as agent; provided, however, that, when necessary, the signature of any authorized Signer shall be attested or witnessed in each case by another similarly-designated Authorized Signer.

     Each Authorized Signer is hereby authorized for and on behalf of the Bank to execute any indemnity and fidelity bonds, trust agreements, proxies or other papers or documents of like or different character necessary, desirable or incidental to the appointment of the Bank in any fiduciary capacity, the conduct of its business in any fiduciary capacity, or the conduct of its other banking business; to sign and issue checks, drafts, orders for the payment of money and certificates of deposit; to sign and endorse bills of exchange, to sign and countersign foreign and domestic letters of credit, to receive and receipt for payments of principal, interest, dividends, rents, fees and payments of every kind and description paid to the Bank, to sign receipts for money or other property acquired by or entrusted to the Bank, to guarantee the genuineness of signatures on assignments of stocks, bonds or other securities, to sign certifications of checks, to endorse and deliver checks, drafts, warrants, bills, notes, certificates of deposit and acceptances in all business transactions of the Bank; also to foreclose any mortgage, to execute and deliver receipts for any money or property; also to sign stock certificates for and on behalf of this Bank as transfer agent or registrar, and to authenticate bonds, debentures, land or lease trust certificates or other forms of security issued pursuant to any indenture under which this Bank now or hereafter is acting as trustee or in any other fiduciary capacity; to execute and deliver various forms of documents or agreements necessary to effectuate certain investment strategies for various fiduciary or custody customers of the Bank, including, without limitation, exchange funds, options, both listed and over-the-counter, commodities trading, futures trading, hedge funds, limited partnerships, venture capital funds, swap or collar transactions and other similar investment vehicles for which the Bank now or in the future may deem appropriate for investment of fiduciary customers or in which non-fiduciary customers may direct investment by the Bank.

     Without limitation on the foregoing, the Chief Executive Officer, Chairman of the Board, or President of the Bank shall have the authority from time to time to appoint employees of the Bank as Vice President for the sole purpose of executing releases or other documents incidental to the conduct of the Bank's business in any fiduciary capacity where required by state law or the governing document. In addition, other persons in the employment of the Bank or its bank or nonbank affiliates may be authorized by the Chief Executive Officer, Chairman of the Board, or President of the Bank to perform acts and to execute the documents described in the paragraph above, subject, however, to such limitations and conditions as are contained in the authorization given to such person.

I further certify that the individuals whose names, titles and specimen signatures appear on Exhibit A hereto, are authorized to execute any documents necessary and appropriate in the premises.



                                       BANK ONE TRUST COMPANY, N.A.

                                       By /s/ DAVID E. BAIRD
                                          -------------------------
                                          David E. Baird
                                          Assistant Secretary

Date at Columbus, Ohio this

        day of             , 2000
--------      -------------

                        BANK ONE TRUST COMPANY, N.A.

All individuals listed below are designated as an officer on the Bank's payroll system.



/s/ B.D. Black                         /s/ G.G. Cross
---------------------------            ---------------------------
B.D. Black                             G.G. Cross
Account Executive                      Account Executive



/s/ Joseph C. Ludes                    /s/ D.D. Melendez
---------------------------            ---------------------------
Joseph C. Ludes                        D.D. Melendez
Account Executive                      Account Executive

[COMPTROLLER OF THE CURRENCY LOGO]

-------------------------------------------------------------------------------
     COMPTROLLER OF THE CURRENCY
     ADMINISTRATOR OF NATIONAL BANKS
-------------------------------------------------------------------------------
     WASHINGTON, D.C. 20219


                       CERTIFICATE OF FIDUCIARY POWERS

     I, Julie L. Williams, Acting Comptroller of the Currency, do hereby certify that:

     1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

     2. "Bank One Trust Company, National Association," Columbus, Ohio, (Charter No. 16235), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 U.S.C 92a, and that the authority so granted remains in full force and effect on the date of this certificate.


                                      IN TESTIMONY WHEREOF, I have hereunto
                                      subscribed my name and caused my seal
                                      of office to be affixed to these
[SEAL OF THE COMPTROLLER OF CURRENCY] presents at the Treasury Department in the City of Washington and District of
                                      Columbia, this 10th day of December, 1998.

The undersigned hereby certifies that
the foregoing continues in full force
and effect.
                                      /s/ JULIE L. WILLIAMS
                                      ------------------------------------
                                      Acting Comptroller of the Currency

BANK ONE TRUST COMPANY, NA

By:
   -----------------------
   Authorized Signature

                        BANK ONE TRUST COMPANY, N.A.
                                 BY-LAWS

                                ARTICLE I

                          MEETINGS OF SHAREHOLDERS

SECTION 1.01. ANNUAL MEETING. The regular annual meeting of the shareholders of the Bank for the election of Directors and for the transaction of such business as may properly come before the meeting shall be held at its main office, or other convenient place duly authorized by the Board of Directors, on the same day upon which any regular or special Board meeting is held from and including the first Monday of January to, and including, the fourth Monday of February of each year, or on the next succeeding banking day, if the day fixed falls on a legal holiday. If from any cause, an election of Directors is not made on the day fixed for the regular meeting of the shareholders or, in the event of a legal holiday, on the next succeeding banking day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting. Notice of such annual meeting shall be given by or under the direction of the Secretary, or such other officer as may be designated by the Chief Executive Officer, by first-class mail, postage prepaid, to all shareholders of record of the Bank at their respective addresses as shown upon the books of the Bank mailed not less than ten days prior to the date fixed for such meeting.

SECTION 1.02. SPECIAL MEETINGS. A special meeting of the shareholders of the Bank may be called at any time by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of the Bank. Notice of any special meeting of the shareholders called by the Board of Directors, stating the time, place and purpose of the meeting, shall be given by or under the direction of the Secretary, or such other officer as is designated by the Chief Executive Officer, by first-class mail, postage prepaid, to all shareholders of record of the Bank at their respective addresses as shown upon the books of the Bank mailed not less than ten days prior to the date fixed for such meeting. Any special meeting of shareholders shall be conducted and its proceedings recorded in the manner prescribed in these By-Laws for annual meetings of shareholders.

SECTION 1.03. SECRETARY OF MEETING OF SHAREHOLDERS. The Board of Directors may designate a person to be the secretary of the meeting of shareholders. In the absence of a presiding officer, as designated by these By-Laws, the Board of Directors may designate a person to act as the presiding officer. In the event the Board of Directors fails to designate a person to preside at a meeting of shareholders and a secretary of such meeting, the shareholders present or represented shall elect a person to preside and a person to serve as secretary of the meeting. The secretary of the meeting of shareholders shall cause the returns made by the judges of election and other proceedings to be recorded in the minute books of the Bank. The presiding officer shall notify the Directors-elect of their election and to meet forthwith for the organization of the new Board of Directors. The minutes of the meeting shall be signed by the presiding officer and the secretary designated for the meeting.

SECTION 1.04. JUDGES OF ELECTION. The Board of Directors may appoint as many as three shareholders to be judges of the election, who shall hold and conduct the same, and who shall, after the election has been held, notify, in writing over their signatures, the secretary of the meeting of shareholders of the result thereof and the names of the Directors elected; provided, however, that upon failure for any reason of any judge or judges of election, so appointed by the Directors, to serve, the presiding officer of the meeting shall appoint other shareholders or their proxies to fill the vacancies. The judges of election, at the request of the chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall notify, in writing over their signature, the secretary of the Board of Directors of the result thereof.

SECTION 1.05. PROXIES. In all elections of Directors, each shareholder of record, who is qualified to vote under the provisions of Federal Law, shall have the right to vote the number of shares of record in such shareholder's name for as many persons as there are Directors to be elected, or to cumulate such shares as provided by Federal Law. In deciding all other questions at meetings of shareholders, each shareholder shall be entitled to one vote on each share of stock of record in such shareholder's name. Shareholders may vote by proxy duly authorized in writing. All proxies used at the annual meeting shall be secured for that meeting only, or any adjournment thereof, and shall be dated, if not dated by the shareholder, as of the date of the receipt thereof. No officer or employee of this Bank may act as proxy.

SECTION 1.06. QUORUM. Holders of record of a majority of the shares of the capital stock of the Bank, eligible to be voted, present either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders, but shareholders present at any meeting and constituting less than a quorum may, without further notice, adjourn the meeting from time to time until a quorum is obtained. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                  ARTICLE II

                                  DIRECTORS

SECTION 2.01. QUALIFICATIONS. Each Director shall have the qualifications prescribed by law. No person elected as a Director may exercise any of the powers of office until such Director has taken the oath of such office.

SECTION 2.02. VACANCIES. Directors of the Bank shall hold office for one year or until their successors are elected and qualified. Any vacancy in the Board shall be filled by appointment of the remaining Directors, and any Director so appointed shall hold office until the next election.

SECTION 2.03. ORGANIZATION MEETING. The Directors elected by the shareholders shall meet for organization of the new Board of Directors at the time and place fixed by the presiding officer of the annual meeting. If at the time fixed for such meeting there is no quorum present, the Directors in attendance may adjourn from time to time until a quorum is obtained. A majority of the number of Directors elected by the shareholders shall constitute a quorum for the transaction of business.

SECTION 2.04. REGULAR MEETINGS. The regular meetings of the Board of Director shall be held at such date, time and place as the Board may previously designate, or should the Board fail to so designate, at such date, time and place as the Chairman of the Board, Chief Executive Officer, or President may fix. Whenever a quorum is not present, the Directors in attendance shall adjourn the meeting to a time not later than the date fixed by the By-Laws for the next succeeding regular meeting of the Board. Members of the Board of Directors may participate in such meetings through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another.

SECTION 2.05. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held at the call of the Chairman of the Board, Chief Executive Officer, or President, or at the request of two or more Directors. Any special meeting may be held at such place and at such time as may be fixed in the call. Written or oral notice shall be given to each Director not later than the day next preceding the day on which the special meeting is to be held, which notice may be waived in writing. The presence of a Director at any meeting of the Board of Directors shall be deemed a waiver of notice thereof by such Director. Whenever a quorum is not present, the Directors in attendance shall adjourn the special meeting from day to day until a quorum is obtained. Members of the Board of Directors may participate in such meetings through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another.

SECTION 2.06. QUORUM. A majority of the Directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time-to-time, and the meeting may be held, as adjourned, without further notice. When, however, less than a quorum as herein defined, but at least one-third and not less than two of the authorized number of Directors are present at a meeting of the Directors, business of the Bank may be transacted and matters before the Board approved or disapproved by the unanimous vote of the Directors present.

SECTION 2.07. COMPENSATION. Each member of the Board of Directors shall receive such fees for attendance at Board and Board committee meetings and such fees for service as a Director, irrespective of meeting attendance, as from time to time are fixed by resolution of the Board; provided, however, that payment hereunder shall not be made to a Director for meetings attended and/or Board service which are not for the Bank's sole benefit and which are concurrent and duplicative with meetings attended or Board service for an affiliate of the Bank for which the Director receives payment; and provided further that fees hereunder shall be not paid in the case of any Director in the regular employment of the Bank or of one of its affiliates. Each member of the Board of Directors, whether or not such Director is in the regular employment of the Bank or of one of its affiliates, shall be reimbursed for travel expenses incident to attendance at Board and Board committee meetings.

SECTION 2.08. EXECUTIVE COMMITTEE. There may be a standing committee of the Board of Directors known as the Executive Committee which shall possess and exercise, when the Board is not in session, all the powers of the Board that may lawfully be delegated. The Executive Committee shall consist of at least three Board members, one of whom shall be the Chairman of the Board, Chief Executive Officer or the President. The other members of the Executive Committee shall be appointed by the Chairman of the Board, the Chief Executive Officer, or the President, with the approval of the Board, and who shall continue as members of the Executive Committee until their successors are appointed, provided, however, that any member of the Executive Committee may be removed by the Board upon a majority vote thereof at any regular or special meeting of the Board. The Chairman, Chief Executive Officer, or President shall fill any vacancy in the Executive Committee by the appointment of another Director, subject to the approval of the Board of Directors. The Executive Committee shall meet at the call of the Chairman, Chief Executive Officer, or President or any two members thereof at such time or times and place as may be designated. In the event of the absence of any member or members of the Executive Committee, the presiding member may appoint a member or members of the Board to fill the place or places of such absent member or members to serve during such absence. Two members of the Executive Committee shall constitute a quorum. When neither the Chairman of the Board, the Chief Executive Officer, nor President are present, the Executive Committee shall appoint a presiding officer. The Executive Committee shall report its proceedings and the action taken by it to the Board of Directors.

SECTION 2.09. OTHER COMMITTEES. The Board of Directors may appoint such special committees from time to time as are in its judgment necessary in the interest of the Bank.

                                  ARTICLE III

                   OFFICERS, MANAGEMENT STAFF AND EMPLOYEES

SECTION 3.01. OFFICERS AND MANAGEMENT STAFF.

(a) The executive officers of the Bank shall include a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary, Security Officer, and may include one or more Senior Managing Directors or Managing Directors. The Chairman of the Board, Chief Executive Officer, President, any Senior Managing Director, any Managing Director, Chief Financial Officer, Secretary, and Security Officer shall be elected by the Board. The Chairman of the Board, Chief Executive Officer, and the President shall be elected by the Board from their own number. Such officers as the Board shall elect from their own number shall hold office from the date of their election as officers until the organization meeting of the Board of Directors following the next annual meeting of shareholders, provided, however, that such officers may be relieved of their duties at any time by action of the Board of Directors, in which event all the powers incident to their office shall immediately terminate. The Chairman of the Board, Chief Executive Officer, or the President shall preside at all meetings of shareholders and meetings of the Board of Directors.

     (b) The management staff of the Bank shall include officers elected by the Board, officers appointed by the Chairman of the Board, the Chief Executive Officer, the President, any Senior Managing Director, any Managing Director, the Chief Financial Officer, and such other persons in the employment of the Bank who, pursuant to authorization by a duly authorized officer of the Bank, perform management functions and have management responsibilities. Any two or more offices may be held by the same person except that no person shall hold the office of Chairman of the Board, Chief Executive Officer and/or President and at the same time also hold the office of Secretary.

     (c) Except as provided in the case of the elected officers who are members of the Board, all officers and employees, whether elected or appointed shall hold office at the pleasure of the board. Except as otherwise limited by law or these By-Laws, the Board assigns to the Chairman of the Board, the Chief Executive Officer, the President, any Senior Managing Director, any Managing Director, the Chief Financial Officer, and/or each of their respective designees the authority to control all personnel, including elected and appointed officers and employees of the Bank, to employ or direct the employment of such officers and employees as he or she may deem necessary, including the fixing of salaries and the dismissal of such officers and employees at pleasure, and to define and prescribe the duties and responsibilities of all officers and employees of the Bank, subject to such further limitations and directions as he or she may from time to time deem appropriate.

     (d) The Chairman of the Board, the Chief Executive Officer, the President, any Senior Managing Director, any Managing Director, the Chief Financial Officer, and any other officer of the Bank, to the extent that such officer is authorized in writing by the Chairman of the Board, the Chief Executive Officer, the President, any Senior Managing Director, any Managing Director, or the Chief Financial Officer may appoint persons other than officers who are in employment of the Bank to serve in management positions and in connection therewith, the appointing officer may assign such title, salary, responsibilities and functions as are deemed appropriate, provided, however, that nothing contained herein shall be construed as placing any limitation on the authority of the Chairman of the Board, the Chief Executive Officer, the President, any Senior Managing Director, any Managing Director, or the Chief Financial Officer as provided in this and other sections of these By-Laws.

     (e) The Senior Managing Directors and the Managing Directors of the Bank shall have general and active authority over the management of the business of the Bank, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall do or cause to be done all things necessary or proper to carry on the business of the Bank in accordance with provisions of applicable law and regulations. Each Senior Managing Director and Managing Director shall perform all duties incident to his or her office and such other and further duties, as may from time to time be required by the Chief Executive Officer, the President, the Board of Directors, or the shareholders. The specification of authority in these By-Laws wherever and to whomever granted shall not be construed to limit in any manner the general powers of delegation granted to a Senior Managing Director or a Managing Director in conducting the business of the Bank. In the absence of a Senior Managing Director or a Managing Director, such officer as is designated by the Senior Managing Director or the Managing Director shall be vested with all the powers and perform all the duties of the Senior Managing Director or the Managing Director as defined by these By-Laws.

     (f) Each Managing Director who is assigned oversight of one or more trust service offices shall appoint a management committee known as the Investment Management and Trust Committee consisting of the Managing Director of the trust service offices and at least three other members who shall be capable and experienced officers of the Bank appointed from time to time by the Managing Director and who shall continue as members of the Investment Management and Trust Committee until their successors are appointed, provided, however, that any member of the Investment Management and Trust Committee may be removed by the Managing Director as provided in this and other sections of these By-Laws. The Managing Director shall fill any vacancy in the Investment Management and Trust Committee by the appointment of another capable and experienced officer of the Bank. Each Investment Management and Trust Committee shall meet at such date, time and place as the Managing Director shall fix. In the event of the absence of any member or members of the Investment Management and Trust Committee, the Managing Director may, in his or her discretion, appoint another officer of the Bank to fill the place or places of such absent member or members to serve during such absence. A majority of each Investment Management and Trust Committee shall constitute a quorum. Each Investment Management and Trust Committee shall carry out the policies of the Bank, as adopted by the Board of Directors, which shall be formulated and executed in accordance with State and Federal Law, Regulations of the Comptroller of the Currency, and sound fiduciary principles. In carrying out the policies of the Bank, each Investment Management and Trust Committee is hereby authorized to establish management teams whose duties and responsibilities shall be specifically set forth in the policies of the Bank. Each such management team shall report such proceedings and the actions taken thereby to the Investment Management and Trust Committee. Each Managing Director shall then report such proceedings and the actions taken thereby to the Board of Directors.

SECTIONS 3.02 POWERS AND DUTIES OF MANAGEMENT STAFF. Pursuant to the fiduciary powers granted to this Bank under the provisions of Federal Law and Regulations of the Comptroller of the Currency, the Chairman of the Board, the Chief Executive Officer, the President, the Senior Managing Directors, the Managing Directors, the Chief Financial Officer, and those officers so designated and authorized by the Chairman of the Board, the Chief Executive Officer, the President, the Senior Managing Directors, the Managing Directors, or the Chief Financial Officer are authorized for and on behalf of the Bank, and to the extent permitted by law, to make loans and discounts; to purchase or acquire drafts, notes, stocks, bonds, and other securities for investment of funds held by the Bank; to execute and purchase acceptances; to appoint, empower and direct all necessary agents and attorneys; to sign and give any notice required to be given; to demand payment and/or to declare due for any default any debt or obligation due or payable to the Bank upon demand or authorized to be declared due; to foreclose any mortgages; to exercise any option, privilege or election to forfeit, terminate, extend or renew any lease; to authorize and direct any proceedings for the collection of any money or for the enforcement of any right or obligation; to adjust, settle and compromise all claims of every kind and description in favor of or against the Bank, and to give receipts, releases and discharges therefor; to borrow money and in connection therewith to make, execute and deliver notes, bonds or other evidences of indebtedness; to pledge or hypothecate any securities or any stocks, bonds, notes or any property real or personal held or owned by the Bank, or to rediscount any notes or other obligations held or owned by the Bank, whenever in his or her judgment it is reasonably necessary for the operation of the Bank; and in furtherance of and in addition to the powers hereinabove set forth to do all such acts and to take all such proceedings as in his or her judgment are necessary and incidental to the operation of the Bank.

SECTION 3.03. SECRETARY. The secretary or such other officers as may be designated by the Chief Executive Officer shall have supervision and control of the records of the Bank and, subject to the direction of the Chief Executive Officer, shall undertake other duties and functions usually performed by a corporate secretary. Other officers may be designated by the Secretary as Assistant Secretary to perform the duties of the Secretary.

SECTION 3.04. EXECUTION OF DOCUMENTS. Any member of the Bank's management staff or any employee of the Bank designated as an officer on the Bank's payroll system is hereby authorized for and on behalf of the Bank to sell, assign, lease, mortgage, transfer, deliver and convey any real or personal property, including shares of stock, bonds, notes, certificates of indebtedness (including the assignment and redemption of registered United States obligations) and all other forms of intangible property now or hereafter owned by or standing in the name of the Bank, or its nominee, or held by the Bank as collateral security, or standing in the name of the Bank, or its nominee, in any fiduciary capacity or in the name of any principal for whom this Bank may now or hereafter be acting under a power of attorney or as agent, and to execute and deliver such partial releases from any discharges or assignments of mortgages and assignments of surrender of insurance policies, deeds, contracts, assignments or other papers or documents as may be appropriate in the circumstances now or hereafter held by the Bank in its own name, in a fiduciary capacity, or owned by any principal for whom this Bank may now or hereafter be acting under a power of attorney or as agent; provided, however, that, when necessary, the signature of any such person shall be attested or witnessed in each case by another officer of the Bank.

         Any member of the Bank's management staff or any employee of the Bank designated as an officer on the Bank's payroll system is hereby authorized for and on behalf of the Bank to execute any indemnity and fidelity bonds, trust agreements, proxies or other papers or documents of like or different character necessary, desirable or incidental to the appointment of the Bank in any fiduciary capacity, the conduct of its business in any fiduciary capacity, or the conduct of its other banking business; to sign and issue checks, drafts, orders for the payment of money and certificates of deposit; to sign and endorse bills of exchange, to sign and countersign foreign and domestic letters of credit, to receive and receipt for payments of principal, interest, dividends, rents, fees and payments of every kind and description paid to the Bank, to sign receipts for money or other property acquired by or entrusted to the Bank, to guarantee the genuineness of signatures on assignments of stocks, bonds or other securities, to sign certifications of checks, to endorse and deliver checks, drafts, warrants, bills, notes, certificates of deposit and acceptances in all business transactions of the Bank; also to foreclose any mortgage, to execute and deliver receipts for any money or property; also to sign stock certificates for and on behalf of this Bank as transfer agent or registrar, and to authenticate bonds, debentures, land or lease trust certificates or other forms of security issued pursuant to any indenture under which this Bank now or hereafter is acting as trustee or in any other fiduciary capacity; to execute and deliver various forms of documents or agreements necessary to effectuate certain investment strategies for various fiduciary or custody customers of the Bank, including, without limitation, exchange funds, options, both listed and over-the-counter, commodities trading, futures trading, hedge funds, limited partnerships, venture capital funds, swap or collar transactions and other similar investment vehicles for which the Bank now or in the future may deem appropriate for investment of fiduciary customers or in which non-fiduciary customers may direct investment by the Bank.

         Without limitation on the foregoing, the Chief Executive Officer, Chairman of the Board, or President of the Bank shall have the authority from time to time to appoint officers of the Bank as Vice President for the sole purpose of executing releases or other documents incidental to the conduct of the Bank's business in any fiduciary capacity where required by state law or the governing document. In addition, other persons in the employment of the Bank or its affiliates may be authorized by the Chief Executive Officer, Chairman of the Board, President, Senior Managing Directors, Managing Directors, or Chief Financial Officer to perform acts and to execute the documents described in the paragraph above, subject, however, to such limitations and conditions as are contained in the authorization given to such person.

SECTION 3.05. PERFORMANCE BOND. All officers and employees of the Bank shall be bonded for the honest and faithful performance of their duties for such amount as may be prescribed by the Board of Directors.

                              ARTICLE IV

                   STOCKS AND STOCK CERTIFICATES

SECTION 4.01. STOCK CERTIFICATES. The shares of stock of the Bank shall be evidenced by certificates which shall bear the signature of the Chairman of the Board, the Chief Executive Officer, or the President (which signature may be engraved, printed or impressed), and shall be signed manually by the Secretary, or any other officer appointed by the Chief Executive Officer for that purpose. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if such officer had not ceased to be such at the time of its issue. Each such certificate shall bear the corporate seal of the Bank, shall recite on its face that stock represented thereby is transferable only upon the books of the Bank when properly endorsed and shall recite such other information as is required by law and deemed appropriate by the Board. The corporate seal may be facsimile engraved or printed.

SECTION 4.02. STOCK ISSUE AND TRANSFER. The shares of stock of the Bank shall be transferable only upon the stock transfer books of the Bank and, except as hereinafter provided, no transfer shall be made or new certificate issued except upon the surrender for cancellation of the certificate or certificates previously issued therefor. In the case of the loss, theft, or destruction of any certificate, a new certificate may be issued in place of such certificate upon the furnishing of an affidavit setting forth the circumstances of such loss, theft, or destruction and indemnity satisfactory to the Chairman of the Board, the Chief Executive Officer, or the President. The Board of Directors or the Chairman of the Board, Chief Executive Officer, or the President may authorize the issuance of a new certificate therefor without the furnishing of indemnity. Stock transfer books, in which all transfers of stock shall be recorded, shall be provided. The stock transfer books may be closed for a reasonable period and under such conditions as the Board of Directors may at any time determine, for any meeting of shareholders, the payment of dividends or any other lawful purpose. In lieu of closing the transfer books, the Board of Directors may, in its discretion, fix a record date and hour constituting a reasonable period prior to the day designated for the holding of any meeting of the shareholders or the day appointed for the payment of any dividend, or for any other purpose at the time as of which shareholders entitled to notice of and to vote at any such meeting or to receive such dividend or to be treated as shareholders for such other purpose shall be determined, and only shareholders of record at such time shall be entitled to notice of or to vote at such meeting or to receive such dividends or to be treated as shareholders for such other purpose.

                             ARTICLE V

                       MISCELLANEOUS PROVISIONS

SECTION 5.01. SEAL. The Seal of the Bank shall be circular in form with "SEAL" in the center, and the name "BANK ONE TRUST COMPANY, NA" located clockwise around the upper half of the seal.

SECTION 5.02. MINUTE BOOK. The organization papers of this Bank, the Articles of Association, the returns of judges of elections, the By-Laws and any amendments thereto, the proceedings of all regular and special meetings of the shareholders and of the Board of Directors, and reports of the committees of the Board of Directors shall be recorded in the minute books of the Bank. The minutes of each such meeting shall be signed by the presiding officer and attested by the secretary of the meeting.

SECTION 5.03. CORPORATE POWERS. The corporate existence of the Bank shall continue until terminated in accordance with the laws of the United States. The purpose of the Bank shall be to carry on the general business of a commercial bank trust department and to engage in such activities as are necessary, incident, or related to such business. The Articles of Association of the Bank shall not be amended, or any other provision added elsewhere in the Articles expanding the powers of the Bank, without the prior approval of the Comptroller of the Currency.

SECTION 5.04. AMENDMENT OF BY-LAWS. The By-Laws may be amended, altered or repealed, at any regular or special meeting of the Board of Directors, by a vote of a majority of the Directors.

As amended April 24, 1991      Section 3.01 (Officers and Management Staff)

                               Section 3.02 (Chief Executive Officer)

                               Section 3.03 (Powers and Duties of Officers and
                                              Management Staff)

                               Section 3.05 (Execution of Documents)

As amended January 27, 1995    Section 2.04 (Regular Meetings)

                               Section 2.05 (Special Meetings)

                               Section 3.01(f) (Officers and Management Staff)

                               Section 3.03(e) (Powers and Duties of Officers
                                                and Management Staff)

                               Section 5.01 (Seal)

Amended and restated in its entirety effective May 1, 1996

As amended August 1, 1996      Section 2.09 (Trust Examining Committee)

                               Section 2.10 (Other Committees)

As amended October 16, 1997    Section 3.01 (Officers and Management Staff)

                               Section 3.02 (Powers and Duties of Officers and
                                             Management Staff)

                               Section 3.04 (Execution of Documents)

As amended January 1, 1998     Section 1.01 (Annual Meeting)

EXHIBIT 6


Securities and Exchange Commission
Washington, D.C. 20549


                                     CONSENT


The undersigned, designated to act as Trustee under the Indenture for Harrah's Operating Company, Inc. described in the attached Statement of Eligibility and Qualification, does hereby consent that reports of examinations by Federal, State, Territorial, or District Authorities may be furnished by such authorities to the Commission upon the request of the Commission.

This Consent is given pursuant to the provision of Section 321(b) of the Trust Indenture Act of 1939, as amended.



                                      Bank One Trust Company, N.A.

Dated:  2/23/01                     By: /s/ Gregory G. Cross

                                    Authorized Signer

                                Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-0052
                                Office of the Comptroller of the Currency
                                OMB Number: 1557-0061
                                Expires March 31, 2002

Federal Financial Institutions Examination Council
-------------------------------------------------------------------------------

                                                                           /1/

                                Please refer to page 1,
                                Table of Contents, for
                                the required disclosure
                                of estimated burden
-------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY AND
TOTAL ASSETS OF $300 MILLION OR MORE - FFIEC 032

Report at the close of business December 31, 2000

This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 181 (National banks).

                                   20001231
                                  -----------
                                  (RCRI 9999)

This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.
-------------------------------------------------------------------------------
NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, William Titus, IMG Trust Controller
---------------------------------------------------
Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ William Titus
---------------------------------------------------
Signature of Officer Authorized to Sign Report

1/26/01
---------------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


---------------------------------------------------
Director (Trustee)

---------------------------------------------------
Director (Trustee)

---------------------------------------------------
Director (Trustee)

-------------------------------------------------------------------------------

Submission of Reports

Each bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation
    (EDS), by modem or on computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

-------------------------------------------------------------------------------
FDIC Certificate Number               21377
                                   -----------
                                   (RCRI 9050)

http://www.bankone.com
---------------------------------------------------
Primary Internet Web Address of Bank
(Home Page), if any (TEXT 4087)
(Example: www.examplebank.com)

Bank One Trust Company, N.A.
---------------------------------------------------
Legal Title of Bank (TEXT 9010)

Columbus
---------------------------------------------------
City (TEXT 9130)

OH                                   43271
---------------------------------------------------
State Abbrev. (TEXT 9200)     Zip Code (TEXT 9220)


Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency.

Bank One Trust Company, N.A.   Call Date: 12/31/2000                 Illegible
100 East Broad Street          Vendor ID: O               Cert #: 21377   RC-1
Columbus, OH 43271             Transit #: 04400003

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                                                                           9
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CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                                      C300< -
                                                                                           Dollar Amounts in Thousands
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
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):                           RCON
    a. Noninterest-bearing balances and currency and coin (1)________________________________________ 0081      64,969  1.a
    b. Interest-bearing balances (2)_________________________________________________________________ 0071           0  1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)____________________________________ 1754           0  2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)__________________________________ 1773       4,266  2.b
 3. Federal funds sold and securities purchased under agreements to resell___________________________ 1350   1,056,754  3.
 4. Loans and lease financing receivables:                                             RCON
    a. Loans and leases, net of unearned income (from Schedule RC-C)__________________ 2122   346,052                   4.a
    b. LESS: Allowance for loan and lease losses______________________________________ 3123       372                   4.b
    c. LESS: Allocated transfer risk reserve__________________________________________ 3128         0                   4.c
    d. Loans and leases, net of unearned income,                                                      RCON
       allowance, and reserve (item 4.a minus 4.b and 4.c)___________________________________________ 2126     345,680  4.d
 5. Trading assets (from Schedule RC-D)______________________________________________________________ 3646           0  5.
 6. Premises and fixed assets (including capitalized leases)_________________________________________ 2145      21,835  6.
 7. Other real estate owned (from Schedule RC-M)_____________________________________________________ 2158           0  7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)___________________________________________________________________________________ 2130           0  8.
 9. Customers liability to this bank on acceptances outstanding_______________________________________ 2165           0  9.
10. Intangible assets (from Schedule RC-M)___________________________________________________________ 2143      13,697  10.
11. Other assets (from Schedule RC-F)________________________________________________________________ 2160     131,380  11.
12. Total assets (sum of items 1 through 11)_________________________________________________________ 2170   1,638,611  12.

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

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                                                                          10
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
                                                                                           Dollar Amounts in Thousands
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
LIABILITIES                                                                                           RCON
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)_______ RCON           2200   1,410,826  13.a
       (1) Noninterest-bearing(1)______________________________________________________ 6631   830,989                   13.a.1
       (2) Interest-bearing____________________________________________________________ 6636   580,483                   13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (1) Noninterest-bearing________________________________________________________________________
       (2) Interest-bearing___________________________________________________________________________
14. Federal funds purchased and securities sold under agreements to repurchase________________________ 2800           0  14.
15. a. Demand notes issued to the U.S. Treasury_______________________________________________________ 2840           0  15.a
    b. Trading Liabilities (from Schedule RC-D)_______________________________________________________ 3548           0  15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less__________________________________________________ 2532           0  16.a
    b. With a remaining maturity of more than one year through three years____________________________ 4547           0  16.b
    c. With a remaining maturity of more than three years_____________________________________________ 4548           0  16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding__________________________________________ 2920           0  18.
19. Subordinated notes and debentures (2)_____________________________________________________________ 3200           0  19.
20. Other liabilities (from Schedule RC-G)____________________________________________________________ 2940      75,186  20.
21. Total liabilities (sum of items 13 through 20)____________________________________________________ 2948   1,486,012  21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus_____________________________________________________ 3838           0  23.
24. Common stock______________________________________________________________________________________ 3250         800  24.
25. Surplus (exclude all surplus related to preferred stock)__________________________________________ 3830      46,157  25.
26. a. Undivided profit and capital reserves__________________________________________________________ 3632     106,620  26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities_________________________ 3434          22  26.b
    c. Accumulated net gains (losses) on cash flow hedges_____________________________________________ 4338           0  26.c
27. Cumulative foreign currency translation adjustments_______________________________________________
28. Total equity capital (sum of items 23 through 27)_________________________________________________ 3210     152,599  28.
29. Total liabilities and equity capital (sum of items 21 and 28)_____________________________________ 3300   1,638,611  29.
MEMORANDUM
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best
    describes the most comprehensive level of auditing work performed for the bank                     RCON
    by independent external auditors as of any date during 1999_______________________________________ 6724         N/A  M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.